Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated April 2, 2015 with respect to our audits of the consolidated financial statements of True Drinks Holdings, Inc., which appears in the Annual Report on Form 10-K of True Drinks Holdings, Inc. for the year ended December 31, 2014 filed with the Securities and Exchange Commission on April 2, 2015.

/s/ Squar Milner LLP
(formerly Squar, Milner, Peterson, Miranda & Williamson, LLP)

September 11, 2015